Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	1,256	143,030		28,714	43,801	46,684	23,291	540
Seniors Housing Triple-net	18	301	20,888		—	2,383	10,946	7,252	307
Outpatient Medical	19	447	26,537,360	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	33	332	41,378		—	30	1,083	—	40,265
Total	19	2,336

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	1Q24 NOI	1Q25 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	725	$299,268	$364,299	21.7%	1,105	$1,908,932	57.2%
Seniors Housing Triple-net	248	68,243	71,721	5.1%	295	341,048	10.2%
Outpatient Medical	420	129,647	133,083	2.7%	433	561,072	16.8%
Long-Term/Post-Acute Care	222	79,208	81,400	2.8%	328	526,188	15.8%
Total	1,615	$576,366	$650,503	12.9%	2,161	$3,337,240	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	86.5%	n/a	n/a	96.9%	0.7%	0.3%	2.1%
Seniors Housing Triple-net	85.0%	1.16	1.36	88.2%	2.1%	0.2%	9.5%
Outpatient Medical	94.5%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	84.9%	1.56	1.92	23.4%	47.1%	29.5%	—%
Total		1.36	1.64	92.7%	3.3%	1.9%	2.1%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 17 and 18 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 17 for reconciliation.
(5) Data as of March 31, 2025 for Seniors Housing Operating and Outpatient Medical and December 31, 2024 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	157	$274,956	$—	$—	$—	$274,956	8.2%
Sunrise Senior Living	94	219,764	—	—	—	219,764	6.6%
Aspire Healthcare	101	—	—	—	172,172	172,172	5.2%
Oakmont Management Group	66	164,416	—	—	—	164,416	4.9%
Integra Healthcare Properties	117	—	—	—	156,004	156,004	4.7%
Avery Healthcare	93	82,928	71,332	—	—	154,260	4.6%
StoryPoint Senior Living	96	119,436	—	—	—	119,436	3.6%
Care UK	74	116,464	—	—	—	116,464	3.5%
Legend Senior Living	54	98,912	—	—	1,244	100,156	3.0%
Belmont Village	21	83,936	—	—	—	83,936	2.5%
Remaining	1,288	748,120	269,716	561,072	196,768	1,775,676	53.2%
Total	2,161	$1,908,932	$341,048	$561,072	$526,188	$3,337,240	100.0%

By Country:
United States	1,817	$1,481,904	$225,480	$561,072	$519,776	$2,788,232	83.5%
United Kingdom	208	202,808	112,452	—	—	315,260	9.4%
Canada	136	224,220	3,116	—	6,412	233,748	7.1%
Total	2,161	$1,908,932	$341,048	$561,072	$526,188	$3,337,240	100.0%

By MSA:
Los Angeles	73	$112,788	$20,728	$44,712	$1,368	$179,596	5.4%
New York / New Jersey	82	79,972	18,732	38,832	17,504	155,040	4.6%
Dallas	85	85,212	916	30,536	13,036	129,700	3.9%
Greater London	63	95,984	21,044	—	—	117,028	3.5%
Washington D.C.	42	46,452	7,244	11,280	26,748	91,724	2.7%
Houston	47	16,692	—	66,696	7,848	91,236	2.7%
Philadelphia	52	25,508	4,988	20,184	32,932	83,612	2.5%
Chicago	49	45,504	6,852	9,432	7,092	68,880	2.1%
Montréal	25	68,244	—	—	—	68,244	2.0%
San Francisco	24	48,092	10,896	1,636	2,492	63,116	1.9%
Charlotte	31	20,580	10,312	24,624	—	55,516	1.7%
Seattle	30	35,736	1,244	15,324	1,968	54,272	1.6%
San Diego	19	25,724	7,312	12,476	3,068	48,580	1.5%
Tampa	38	6,700	2,412	6,092	29,216	44,420	1.3%
Raleigh	13	10,376	30,588	3,168	—	44,132	1.3%
Boston	22	34,980	5,544	2,632	—	43,156	1.3%
Pittsburgh	23	22,120	5,376	3,972	5,640	37,108	1.1%
Minneapolis	25	22,876	—	14,216	—	37,092	1.1%
Miami	41	4,300	1,536	15,536	15,244	36,616	1.1%
Toronto	15	33,388	—	—	—	33,388	1.0%
Remaining	1,362	1,067,704	185,324	239,724	362,032	1,854,784	55.7%
Total	2,161	$1,908,932	$341,048	$561,072	$526,188	$3,337,240	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	1Q24	2Q24	3Q24	4Q24	1Q25
Properties	935	947	1,029	1,085	1,113
Units	101,395	105,076	114,213	118,818	124,742
Total occupancy	82.5%	82.8%	83.8%	84.8%	85.1%
Total revenues	$1,382,102	$1,438,143	$1,556,957	$1,808,025	$1,901,227
Operating expenses	1,034,982	1,066,391	1,167,375	1,366,423	1,410,579
NOI	$347,120	$371,752	$389,582	$441,602	$490,648
NOI margin	25.1%	25.8%	25.0%	24.4%	25.8%
Recurring cap-ex	$37,104	$56,151	$66,515	$75,822	$68,359
Other cap-ex	$70,428	$82,217	$129,242	$188,301	$135,045

Same Store Performance(2)	1Q24	2Q24	3Q24	4Q24	1Q25
Properties	725	725	725	725	725
Units	80,498	80,491	80,489	80,498	80,483
Occupancy	84.0%	84.5%	86.0%	87.4%	88.0%
Same store revenues	$1,167,959	$1,187,378	$1,220,697	$1,243,281	$1,279,992
Compensation	513,968	515,254	528,703	539,325	542,360
Utilities	55,383	47,905	54,737	51,937	58,829
Food	46,288	46,202	48,209	50,911	48,908
Repairs and maintenance	30,996	31,927	32,489	32,382	32,361
Property taxes	41,213	41,940	40,265	38,372	42,111
All other	180,843	188,496	186,808	189,124	191,124
Same store operating expenses	868,691	871,724	891,211	902,051	915,693
Same store NOI	$299,268	$315,654	$329,486	$341,230	$364,299
Same store NOI margin %	25.6%	26.6%	27.0%	27.4%	28.5%
Year over year NOI growth rate					21.7%
Year over year revenue growth rate					9.6%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	1Q25 NOI	% of Total
Cogir Management Corporation	157	25,179	94.6%	Southern California	$42,330	8.6%
Sunrise Senior Living	94	8,361	93.3%	Northern California	29,856	6.1%
Oakmont Management Group	66	6,803	100.0%	Greater London	30,173	6.1%
StoryPoint Senior Living	96	10,379	100.0%	Dallas	21,057	4.3%
Care UK	74	5,110	100.0%	New York / New Jersey	19,845	4.0%
Legend Senior Living	53	4,702	92.2%	Montreal	17,476	3.6%
Belmont Village	21	2,803	95.0%	Washington D.C.	12,720	2.6%
Avery Healthcare	43	3,320	96.7%	Chicago	11,364	2.3%
Sagora Senior Living	59	7,592	100.0%	Seattle	9,150	1.9%
Axis Residential	29	4,639	100.0%	Boston	8,645	1.8%
Discovery Senior Living	37	5,143	99.3%	Top markets	202,616	41.3%
Pegasus Senior Living	30	3,346	100.0%	All other	288,032	58.7%
Senior Resource Group	12	1,258	49.5%	Total	$490,648	100.0%
Clover Management	37	4,048	90.0%
Remaining	297	31,695
Total	1,105	124,378
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 17 and 18 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended March 31, 2025. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	—%	0.3%	8	2	0.3%	2.8%	3.1%	15	4
.85x-.95x	—%	2.8%	2.8%	16	2	—%	—%	—%	—	—
.95x-1.05x	—%	—%	—%	—	—	0.5%	0.3%	0.8%	7	3
1.05x-1.15x	0.4%	—%	0.4%	5	1	1.3%	0.7%	2.0%	6	4
1.15x-1.25x	0.8%	—%	0.8%	11	1	6.1%	—%	6.1%	8	4
1.25x-1.35x	0.3%	0.3%	0.6%	3	3	—%	—%	—%	—	—
>1.35	6.7%	5.1%	11.8%	11	19	0.3%	4.4%	4.7%	16	13
Total	8.5%	8.2%	16.7%	11	28	8.5%	8.2%	16.7%	11	28

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2025	$6,012	$43,144	$—	$15,577	$64,733	3.8%
2026	3,114	41,475	8,960	57,518	111,067	6.5%
2027	—	48,774	1,259	59,208	109,241	6.4%
2028	—	45,296	6,484	104,089	155,869	9.1%
2029	1,083	49,410	—	3,661	54,154	3.2%
2030	12,161	43,041	29,788	156	85,146	5.0%
2031	6,752	50,214	4,563	216	61,745	3.6%
2032	97,363	52,691	53,040	351	203,445	11.9%
2033	59,262	33,075	1,019	—	93,356	5.4%
2034	420	50,513	—	328	51,261	3.0%
Thereafter	146,424	153,083	424,155	1,040	724,702	42.1%
	$332,591	$610,716	$529,268	$242,144	$1,714,719	100.0%

Weighted Avg Maturity Years	11	7	15	2	10

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2024 for stable portfolio only. Agreements included represent 64% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 17 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q24	2Q24	3Q24	4Q24	1Q25
Properties	427	425	426	429	433
Square feet	21,148,949	21,208,417	21,320,290	21,430,682	21,775,061
Occupancy	94.2%	94.2%	94.4%	94.3%	94.5%
Total revenues	$202,997	$201,504	$208,750	$205,361	$214,693
Operating expenses	65,162	63,440	64,795	61,392	66,804
NOI	$137,835	$138,064	$143,955	$143,969	$147,889
NOI margin	67.9%	68.5%	69.0%	70.1%	68.9%
Revenues per square foot	$38.39	$38.00	$39.16	$38.33	$39.44
NOI per square foot	$26.07	$26.04	$27.01	$26.87	$27.17
Recurring cap-ex	$14,512	$11,098	$14,382	$11,029	$6,191
Other cap-ex	$7,826	$14,389	$10,649	$16,756	$9,742

Same Store Performance(2)	1Q24	2Q24	3Q24	4Q24	1Q25
Properties	420	420	420	420	420
Occupancy	94.2%	94.2%	94.3%	94.4%	94.5%
Same store revenues	$192,983	$190,680	$193,797	$191,338	$197,639
Same store operating expenses	63,336	61,384	62,676	59,371	64,556
Same store NOI	$129,647	$129,296	$131,121	$131,967	$133,083
NOI margin	67.2%	67.8%	67.7%	69.0%	67.3%
Year over year NOI growth rate					2.7%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$66,645	10.9%	Health system affiliated properties as % of NOI(3)	89.0%
UnitedHealth	18,591	3.0%	Health system affiliated tenants as % of rental income(3)	67.0%
Novant Health	17,791	2.9%	Investment grade tenants as % of rental income(3)	60.9%
Providence Health & Services	17,196	2.8%	Retention (trailing twelve months)(3)	94.4%
Common Spirit Health	17,105	2.8%	In-house managed properties as % of square feet(3,4)	88.4%
Remaining portfolio	473,388	77.6%	Average remaining lease term (years)(3)	7.1
Total	$610,716	100.0%	Average building size (square feet)(3)	60,071
			Average age (years)	19

Expirations(3)	2025	2026	2027	2028	2029	Thereafter
Occupied square feet	1,439,386	1,458,161	1,585,636	1,571,741	1,656,115	12,876,930
% of occupied square feet	7.0%	7.1%	7.7%	7.6%	8.0%	62.6%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 420 same store properties representing 20,753,982 square feet. See pages 17 and 18 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2021	2022	2023	2024	1Q25	21-25 Total
Count	35	27	52	54	26	194
Total	$4,101,534	$2,785,739	$4,222,706	$5,287,140	$2,612,747	$19,009,866
Low	5,000	6,485	2,950	970	13,358	970
Median	45,157	66,074	65,134	39,863	54,794	49,432
High	1,576,642	389,149	644,443	936,814	990,908	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
January	$849,157	7.9%	$139,812	4.5%	$50,536	7.7%
February	1,783,838	7.6%	118,172	3.4%	444,445	7.9%
March	27,061	7.4%	44,523	0.5%	8,911	5.2%
Total	$2,660,056	7.7%	$302,507	3.5%	$503,892	7.8%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	23	3,249	units	$287,521	$1,145,496
Seniors Housing Triple-net	16	1,081	units	262,864	284,156
Outpatient Medical	1	46,835	sf	484	22,691
Long-Term/Post-Acute Care	48	5,333	beds	185,807	1,160,404
Loan funding					47,309
Total acquisitions and loan funding(2)	88				2,660,056	7.7%

Development Funding(3)
Development projects:
Seniors Housing Operating	28	4,994	units		91,069
Outpatient Medical	7	439,205	sf		46,166
Total development projects	35				137,235
Redevelopment and expansion projects:
Seniors Housing Operating	1	399	units		3,100
Outpatient Medical	–				1,263
Total redevelopment and expansion projects	1				4,363

Total development funding	36				141,598	7.3%

Total gross investments					2,801,654	7.7%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	18	3,590	units	100,442	199,362
Seniors Housing Triple-net	4	692	units	252,890	175,000
Long-Term/Post-Acute Care	2	393	beds	15,725	6,180
Loan repayments					123,350
Total dispositions and loan repayments(5)	24				503,892	7.8%

Net investments (dispositions)					$2,297,762

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Washington D.C.	298	—	184	89	25	$156,499	$3,646	3Q24 - 2Q25
Washington D.C.	137	—	53	47	37	141,358	22,639	2Q25
Columbus, OH	409	409	—	—	—	82,069	2,139	2Q25
Sherman, TX	236	236	—	—	—	74,309	4,567	3Q24 - 2Q25
Kansas City, MO	263	263	—	—	—	71,619	—	2Q25
Miami, FL	93	—	—	39	54	71,071	2,106	2Q25
Dallas, TX	201	201	—	—	—	65,133	39,434	2Q25
Hartford, CT	122	122	—	—	—	20,741	—	2Q25
Little Rock, AR	283	283	—	—	—	15,083	328	2Q25
Dallas, TX	43	43	—	—	—	11,610	5,193	2Q25
London, UK	62	—	—	40	22	8,903	2,125	2Q25
Phoenix, AZ	110	110	—	—	—	40,714	2,773	2Q25 - 3Q25
Houston, TX	80	80	—	—	—	22,348	8,821	2Q25 - 3Q25
Kansas City, MO	134	134	—	—	—	21,126	—	3Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	3,929	3Q25
Chattanooga, TN	243	243	—	—	—	60,962	16,343	1Q25 - 4Q25
Naples, FL	188	188	—	—	—	52,362	4,544	3Q25 - 4Q25
Southampton, UK	80	—	—	80	—	22,722	10,194	4Q25
Killeen, TX	256	256	—	—	—	68,243	18,220	4Q23 - 1Q26
Dallas, TX	141	141	—	—	—	45,480	19,338	4Q24 - 1Q26
Saffron Walden, UK	70	—	—	70	—	23,914	11,778	1Q26
Tring, UK	72	—	—	72	—	23,610	14,239	2Q26
Birmingham, UK	77	—	—	18	59	18,375	9,456	2Q26
Dallas, TX	230	230	—	—	—	84,674	57,902	2Q25 - 3Q26
Tallahassee, FL	206	206	—	—	—	48,086	37,427	3Q25 - 3Q26
Stafford, UK	76	—	—	76	—	24,700	18,491	3Q26
Atlanta, GA	192	192	—	—	—	47,125	40,373	1Q26 - 4Q26
San Jose, CA	158	—	—	158	—	61,929	28,691	Post 2026
Auburn Opelika, AL	225	225	—	—	—	59,333	49,786	Post 2026
Subtotal	4,755	3,562	237	734	222	1,455,121	434,482

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			144,645	100%	Yes	76,800	17,332	2Q25
Oklahoma City, OK			47,636	100%	Yes	42,487	9,225	2Q25
Houston, TX			50,379	100%	Yes	28,723	3,332	2Q25
Dallas, TX			143,046	94%	Yes	58,362	33,754	3Q25
Waco, TX			12,324	100%	Yes	7,846	3,991	3Q25
Subtotal			398,030			214,218	67,634

Total Development Projects						$1,669,339	$502,116

(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2025 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	29	4,755	7.5%	$278,714	$155,768	$434,482	$1,455,121
Outpatient Medical	5	398,030	6.7%	61,484	6,150	67,634	214,218
Total	34		7.4%	$340,198	$161,918	$502,116	$1,669,339

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q25 actual	$302,507	3.5%	6.6%	2025 actual	$302,507	3.5%	6.6%
2Q25 estimate	866,405	0.7%	7.4%	2025 estimate	1,163,870	0.6%	7.4%
3Q25 estimate	161,419	0.6%	6.6%	2026 estimate	384,207	(0.2)%	7.9%
4Q25 estimate	136,046	—%	8.0%	Thereafter estimate	121,262	2.7%	6.7%
Total	$1,466,377	1.2%	7.2%	Total	$1,971,846	1.0%	7.3%

Unstabilized Properties
	12/31/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	3/31/2025 Properties	Beds / Units
Seniors Housing Operating	59	(5)	5	1	60	8,347
Seniors Housing Triple-net	6	—	—	3	9	666
Total	65	(5)	5	4	69	9,013

Occupancy	12/31/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2025 Properties
0% - 50%	20	—	5	4	(3)	26
50% - 70%	18	—	—	—	3	21
70% +	27	(5)	—	—	—	22
Total	65	(5)	5	4	—	69

Occupancy	3/31/2025 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	26	8	$93,034	0.9%	$828,235	1.5%
50% - 70%	21	31	213,163	2.2%	977,185	1.8%
70% +	22	37	321,685	3.3%	1,116,803	2.0%
Total	69	24	$627,882	6.4%	$2,922,223	5.3%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Actual conversions exclude $172,387,000 of in substance real estate investment projects placed in service. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 11.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,908,932	124,378	units
Seniors Housing Triple-net	341,048	19,945	units
Outpatient Medical	561,072	21,775,061	square feet
Long-Term/Post-Acute Care	526,188	40,578	beds
Total In-Place NOI(2)	3,337,240
Incremental stabilized NOI(3)	145,645
Total stabilized NOI	$3,482,885

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,366,130
Secured debt(4)	3,236,838
Financing lease liabilities	112,372
Total debt	16,715,340
Add (Subtract):
Other liabilities (assets), net(5)	619,896
Cash and cash equivalents and restricted cash	(3,637,393)
Net obligations	$13,697,843

Other Assets
Land parcels(6)	$330,842	Effective Interest Rate(9)
Real estate loans receivable(7)	2,882,164	10.5%
Non-real estate loans receivable(8)	183,925	10.0%
Joint venture real estate loans receivables(10)	290,038	5.6%
Property dispositions(11)	132,657
Development properties:(12)
Current balance	1,167,223
Unfunded commitments	502,116
Committed balances	$1,669,339
Projected yield	7.4%
Projected NOI	$123,531

Common shares outstanding(13)	654,627
Notes:
(1) Includes $2,691,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 17 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $841,339,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $2,906,605,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $24,441,000 of credit allowances.
(8) Represents $191,205,000 of non-real estate loans, net of $7,280,000 of credit allowances.
(9) Average cash-pay interest rates are 7.0%, 9.0% and 5.6% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 8-9. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	1Q24	2Q24	3Q24	4Q24	1Q25
Revenues:
Seniors Housing Operating
Resident fees and services	$1,379,295	$1,435,064	$1,554,263	$1,805,306	$1,897,810
Other income	2,807	3,079	2,694	2,719	3,417
Total revenues	1,382,102	1,438,143	1,556,957	1,808,025	1,901,227

Seniors Housing Triple-net
Rental income	110,967	30,113	115,763	58,918	103,399
Interest income	0	—	—	8,167	2,111
Other income	955	1,032	773	38	32
Total revenues	111,922	31,145	116,536	67,123	105,542

Outpatient Medical
Rental income	200,593	198,924	206,709	203,247	212,554
Other income	2,404	2,580	2,041	2,114	2,139
Total revenues	202,997	201,504	208,750	205,361	214,693

Long-Term/Post-Acute Care
Rental income	104,046	104,312	105,234	122,471	145,439
Other income	244	43	201	21	199
Total revenues	104,290	104,355	105,435	122,492	145,638

Corporate
Interest income	56,869	67,224	72,742	66,261	63,572
Other income	28,729	31,873	43,653	32,195	34,179
Total revenues	85,598	99,097	116,395	98,456	97,751

Total
Resident fees and services	1,379,295	1,435,064	1,554,263	1,805,306	1,897,810
Rental income	415,606	333,349	427,706	384,636	461,392
Interest income	56,869	67,224	72,742	74,428	65,683
Other income	35,139	38,607	49,362	37,087	39,966
Total revenues	1,886,909	1,874,244	2,104,073	2,301,457	2,464,851

Property operating expenses:
Seniors Housing Operating	1,034,982	1,066,391	1,167,375	1,366,423	1,410,579
Seniors Housing Triple-net	7,559	7,231	6,103	5,834	5,190
Outpatient Medical	65,162	63,440	64,795	61,392	66,804
Long-Term/Post-Acute Care	3,448	3,458	3,436	4,063	3,495
Corporate	3,636	4,713	4,691	6,385	4,054
Total property operating expenses	1,114,787	1,145,233	1,246,400	1,444,097	1,490,122

Net operating income:
Seniors Housing Operating	347,120	371,752	389,582	441,602	490,648
Seniors Housing Triple-net	104,363	23,914	110,433	61,289	100,352
Outpatient Medical	137,835	138,064	143,955	143,969	147,889
Long-Term/Post-Acute Care	100,842	100,897	101,999	118,429	142,143
Corporate	81,962	94,384	111,704	92,071	93,697
Net operating income	$772,122	$729,011	$857,673	$857,360	$974,729

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 16. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2025		March 31, 2025
Net income (loss)	$1,098,489		$257,266
Interest expense	571,905		144,962
Income tax expense (benefit)	(9,010)		(5,519)
Depreciation and amortization	1,752,099		485,869
EBITDA	3,413,483		882,578
Loss (income) from unconsolidated entities	(8,550)		(1,263)
Stock-based compensation	80,645		17,505
Loss (gain) on extinguishment of debt, net	8,280		6,156
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(498,681)		(51,777)
Impairment of assets	101,864		52,402
Provision for loan losses, net	7,104		(2,007)
Loss (gain) on derivatives and financial instruments, net	(28,043)		(3,210)
Other expenses	117,388		14,060
Casualty losses, net of recoveries	13,945		3,842
Other impairment(2)	130,296		—
Total adjustments	(75,752)		35,708
Adjusted EBITDA	$3,337,731		$918,286

Interest Coverage Ratios
Interest expense	$571,905		$144,962
Capitalized interest	55,826		11,520
Non-cash interest expense	(45,729)		(12,625)
Total interest	$582,002		$143,857
EBITDA	$3,413,483		$882,578
Interest coverage ratio	5.87	x	6.14	x
Adjusted EBITDA	$3,337,731		$918,286
Adjusted Interest coverage ratio	5.73	x	6.38	x

Fixed Charge Coverage Ratios
Total interest	$582,002		$143,857
Secured debt principal amortization	49,886		14,444
Total fixed charges	$631,888		$158,301
EBITDA	$3,413,483		$882,578
Fixed charge coverage ratio	5.40	x	5.58	x
Adjusted EBITDA	$3,337,731		$918,286
Adjusted Fixed charge coverage ratio	5.28	x	5.80	x

Net Debt to EBITDA Ratios
Total debt(3)			$15,831,799
Less: cash and cash equivalents and restricted cash			(3,610,285)
Net debt			$12,221,514
EBITDA Annualized			$3,530,312
Net debt to EBITDA ratio			3.46	x
Adjusted EBITDA Annualized			$3,673,144
Net debt to Adjusted EBITDA ratio			3.33	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $107,942,000. Excludes operating lease liabilities of $1,177,785,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,831,799	33.82%
Cash and cash equivalents and restricted cash	(3,610,285)	(7.71)%
Net debt to consolidated book capitalization	$12,221,514	26.11%
Total equity and noncontrolling interests(4)	34,581,977	73.89%
Consolidated book capitalization	$46,803,491	100.00%
Joint venture debt, net(5)	584,668
Total book capitalization	$47,388,159

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,831,799	27.35%
Cash and cash equivalents and restricted cash	(3,610,285)	(6.24)%
Net debt to consolidated undepreciated book capitalization	$12,221,514	21.11%
Accumulated depreciation and amortization	11,092,885	19.16%
Total equity and noncontrolling interests(4)	34,581,977	59.73%
Consolidated undepreciated book capitalization	$57,896,376	100.00%
Joint venture debt, net(5)	584,668
Total undepreciated book capitalization	$58,481,044

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,831,799	14.04%
Cash and cash equivalents and restricted cash	(3,610,285)	(3.20)%
Net debt to consolidated enterprise value	$12,221,514	10.84%
Common shares outstanding	651,889
Period end share price	153.21
Common equity market capitalization	$99,875,914	88.60%
Noncontrolling interests(4)	625,218	0.55%
Consolidated enterprise value	$112,722,646	100.00%
Joint venture debt, net(5)	584,668
Total enterprise value	$113,307,314

Secured debt as % of total assets
Secured debt(2)	$2,504,655	3.89%
Gross asset value(6)	$64,386,499

Total debt as % of gross asset value
Total debt(2)(3)	$15,831,799	24.59%
Gross asset value(6)	$64,386,499

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,219,202	23.21%
Unencumbered gross assets(7)	$56,963,930

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $107,942,000 and excludes operating lease liabilities of $1,177,785,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2025	$—	$1,260,000	$89,404	$(1,012)	$508,441	$1,856,833	11.18%	4.06%
2026	—	700,000	244,318	(2,015)	27,563	969,866	5.84%	4.01%
2027	—	1,882,470	358,379	(2,290)	65,673	2,304,232	13.88%	4.08%
2028	—	2,494,060	187,060	(319)	579	2,681,380	16.15%	3.80%
2029	—	2,085,000	417,569	(867)	21,457	2,523,159	15.20%	3.46%
2030	—	750,000	175,011	(316)	209	924,904	5.57%	3.17%
2031	—	1,350,000	57,790	(333)	13,581	1,421,038	8.56%	2.80%
2032	—	1,050,000	69,435	(344)	—	1,119,091	6.74%	3.38%
2033	—	—	417,784	(36,855)	—	380,929	2.29%	4.83%
2034	—	644,600	198,109	(7,813)	—	834,896	5.03%	4.41%
Thereafter	—	1,150,000	437,311	(671)	—	1,586,640	9.17%	4.95%
Totals	$—	$13,366,130	$2,652,170	$(52,835)	$637,503	$16,602,968	100.00%

Weighted Avg. Interest Rate(5)	—%	3.79%	4.08%	4.65%	4.02%	3.84%

Weighted Avg. Maturity Years	—	5.2	7.3	7.8	0.7	5.4

% Floating Rate Debt(5)	—%	8.86%	8.98%	—%	5.34%	8.77%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$11,630,000	$1,810,056	$(37,301)	$622,744	$14,025,499	$—
United Kingdom	—	1,353,660	—	—	—	1,353,660	2,553,528
Canada	—	382,470	842,114	(15,534)	14,759	1,223,809	4,021,289
Totals	$—	$13,366,130	$2,652,170	$(52,835)	$637,503	$16,602,968	$6,574,817

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of March 31, 2025. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2025 includes $1,250,000,000 of 4.0% senior unsecured notes that mature on June 1, 2025, which we intend to repay at maturity using available cash.
•2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $173,850,000 USD at March 31, 2025). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.80% for USD and adjusted CORRA + 0.80% for CAD. Both term loans may be extended for two successive terms of six months at our option.
•2027 also includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $208,620,000 USD at March 31, 2025) that matures on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $709,060,000 USD at March 31, 2025). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $644,600,000 USD at March 31, 2025). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,177,785,000 and finance lease liabilities of $107,942,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of March 31, 2025. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.725%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(18,872,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q24	2Q24	3Q24	4Q24	1Q25
Net income (loss)	$131,634	$260,670	$456,800	$123,753	$257,266
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(4,707)	(166,443)	(272,266)	(8,195)	(51,777)
Loss (income) from unconsolidated entities	7,783	(4,896)	4,038	(6,429)	(1,263)
Income tax expense (benefit)	6,191	1,101	(4,706)	114	(5,519)
Other expenses	14,131	48,684	20,239	34,405	14,060
Impairment of assets	43,331	2,394	23,421	23,647	52,402
Provision for loan losses, net	1,014	5,163	4,193	(245)	(2,007)
Loss (gain) on extinguishment of debt, net	6	1,705	419	—	6,156
Loss (gain) on derivatives and financial instruments, net	(3,054)	(5,825)	(9,906)	(9,102)	(3,210)
General and administrative expenses	53,318	55,565	77,901	48,707	63,758
Depreciation and amortization	365,863	382,045	403,779	480,406	485,869
Interest expense	147,318	133,424	139,050	154,469	144,962
Consolidated net operating income	762,828	713,587	842,962	841,530	960,697
NOI attributable to unconsolidated investments(1)	32,090	32,720	32,043	31,158	28,316
NOI attributable to noncontrolling interests(2)	(22,796)	(17,296)	(17,332)	(15,328)	(14,284)
Pro rata net operating income (NOI)(3)	$772,122	$729,011	$857,673	$857,360	$974,729

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,901,227	$105,542	$214,693	$145,638	$97,751	$2,464,851
Property operating expenses	(1,410,579)	(5,190)	(66,804)	(3,495)	(4,054)	(1,490,122)
NOI(3)	490,648	100,352	147,889	142,143	93,697	974,729
Adjust:
Interest income	—	(2,111)	—	—	(63,572)	(65,683)
Other income	(2,120)	(32)	(188)	(199)	(28,962)	(31,501)
Sold / held for sale	1,285	(360)	4	(171)	—	758
Nonoperational(4)	6,025	3	(300)	(595)	—	5,133
Non In-Place NOI(5)	(22,871)	(13,256)	(7,206)	(23,848)	(1,163)	(68,344)
Timing adjustments(6)	4,266	666	69	14,217	—	19,218
Total adjustments	(13,415)	(15,090)	(7,621)	(10,596)	(93,697)	(140,419)
In-Place NOI	477,233	85,262	140,268	131,547	—	834,310
Annualized In-Place NOI	$1,908,932	$341,048	$561,072	$526,188	$—	$3,337,240

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,256	301	447	332	2,336
Recent acquisitions and development conversions(7)	(153)	(29)	(11)	(79)	(272)
Under development	(30)	—	(5)	—	(35)
Under redevelopment(8)	(1)	—	(2)	(3)	(6)
Current held for sale	(10)	(3)	—	(2)	(15)
Land parcels, loans and leased properties	(107)	(4)	(8)	—	(119)
Transitions(9)	(224)	(17)	—	(24)	(265)
Other(10)	(6)	—	(1)	(2)	(9)
Same store properties	725	248	420	222	1,615
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 11 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q24	2Q24	3Q24	4Q24	1Q25	Y/o/Y
Seniors Housing Operating
NOI	$347,120	$371,752	$389,582	$441,602	$490,648
Non-cash NOI on same store properties	(2,520)	(2,557)	(2,226)	(1,940)	(2,509)
NOI attributable to non-same store properties	(47,316)	(52,031)	(55,410)	(97,673)	(122,638)
Currency and ownership adjustments(1)	1,333	(2,577)	(3,888)	(2,184)	(643)
Other normalizing adjustments(2)	651	1,067	1,428	1,425	(559)
SSNOI	299,268	315,654	329,486	341,230	364,299	21.7%

Seniors Housing Triple-net
NOI	104,363	23,914	110,433	61,289	100,352
Non-cash NOI on same store properties	(5,567)	(5,432)	(4,301)	(4,655)	(3,664)
NOI attributable to non-same store properties	(29,952)	51,500	(35,368)	15,479	(24,499)
Currency and ownership adjustments(1)	(601)	(500)	(1,077)	(778)	(437)
Other normalizing adjustments(2)	—	—	—	—	(31)
SSNOI	68,243	69,482	69,687	71,335	71,721	5.1%

Outpatient Medical
NOI	137,835	138,064	143,955	143,969	147,889
Non-cash NOI on same store properties	(3,697)	(5,218)	(7,785)	(5,865)	(5,265)
NOI attributable to non-same store properties	(4,231)	(4,266)	(5,276)	(6,157)	(9,802)
Currency and ownership adjustments(1)	74	61	(54)	20	—
Other normalizing adjustments(2)	(334)	655	281	—	261
SSNOI	129,647	129,296	131,121	131,967	133,083	2.7%

Long-Term/Post-Acute Care
NOI	100,842	100,897	101,999	118,429	142,143
Non-cash NOI on same store properties	(14,807)	(14,866)	(14,507)	(14,459)	(15,139)
NOI attributable to non-same store properties	(10,121)	(10,259)	(11,090)	(24,726)	(45,611)
Currency and ownership adjustments(1)	3,294	3,320	3,316	753	7
Other normalizing adjustments(2)	—	111	—	—	—
SSNOI	79,208	79,203	79,718	79,997	81,400	2.8%

Corporate
NOI	81,962	94,384	111,704	92,071	93,697
NOI attributable to non-same store properties	(81,962)	(94,384)	(111,704)	(92,071)	(93,697)
SSNOI	—	—	—	—	—

Total
NOI	772,122	729,011	857,673	857,360	974,729
Non-cash NOI on same store properties	(26,591)	(28,073)	(28,819)	(26,919)	(26,577)
NOI attributable to non-same store properties	(173,582)	(109,440)	(218,848)	(205,148)	(296,247)
Currency and ownership adjustments(1)	4,100	304	(1,703)	(2,189)	(1,073)
Normalizing adjustments, net	317	1,833	1,709	1,425	(329)
SSNOI	$576,366	$593,635	$610,012	$624,529	$650,503	12.9%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,396,502	$322,505	$148,864	$1,867,871
Unconsolidated SHO revenues attributable to Welltower(1)	41,589	4,337	10,504	56,430
SHO revenues attributable to noncontrolling interests(2)	(20,799)	—	(2,275)	(23,074)
Pro rata SHO revenues(3)	1,417,292	326,842	157,093	1,901,227
Non-cash and non-RevPOR revenues	(5,667)	(677)	(291)	(6,635)
Revenues attributable to non in-place properties	(8,477)	(126,492)	(3,742)	(138,711)
SHO local revenues	1,403,148	199,673	153,060	1,755,881
Average occupied units/month	78,954	7,094	18,403	104,451
RevPOR/month in USD	$6,006	$9,513	$2,811	$5,681
RevPOR/month in local currency(4)		£7,734	$4,016

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q24	1Q25	1Q24	1Q25	1Q24	1Q25	1Q24	1Q25
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,098,210	$1,396,502	$116,950	$322,505	$146,577	$148,864	$1,361,737	$1,867,871
Unconsolidated SHO revenues attributable to WELL(1)	32,397	41,589	2,937	4,337	28,247	10,504	63,581	56,430
SHO revenues attributable to noncontrolling interests(2)	(17,488)	(20,799)	—	—	(25,728)	(2,275)	(43,216)	(23,074)
SHO pro rata revenues(3)	1,113,119	1,417,292	119,887	326,842	149,096	157,093	1,382,102	1,901,227
Non-cash and non-RevPOR revenues on same store properties	(3,277)	(2,875)	(34)	—	(372)	(165)	(3,683)	(3,040)
Revenues attributable to non-same store properties	(174,947)	(388,160)	(40)	(196,794)	(44,412)	(31,218)	(219,399)	(616,172)
Currency and ownership adjustments(4)	(344)	37	(3,618)	(3,058)	11,290	546	7,328	(2,475)
Other normalizing adjustments(5)	—	—	—	—	707	—	707	—
SHO SS RevPOR revenues(6)	$934,551	$1,026,294	$116,195	$126,990	$116,309	$126,256	$1,167,055	$1,279,540
Avg. occupied units/month(7)	49,410	51,792	3,998	4,261	14,225	14,733	67,633	70,786
SHO SS RevPOR(8)	$6,322	$6,697	$9,714	$10,072	$2,733	$2,896	$5,768	$6,109
SS RevPOR YOY growth		5.9%		3.7%		6.0%		5.9%

SHO SSNOI Growth
Consolidated SHO NOI	$266,220	$363,213	$29,179	$66,561	$46,991	$53,413	$342,390	$483,187
Unconsolidated SHO NOI attributable to WELL(1)	10,335	15,696	480	708	10,967	4,142	21,782	20,546
SHO NOI attributable to noncontrolling interests(2)	(9,985)	(12,024)	—	—	(7,067)	(1,061)	(17,052)	(13,085)
SHO pro rata NOI(3)	266,570	366,885	29,659	67,269	50,891	56,494	347,120	490,648
Non-cash NOI on same store properties	(2,771)	(2,509)	—	—	251	—	(2,520)	(2,509)
NOI attributable to non-same store properties	(32,087)	(79,811)	(40)	(31,836)	(15,189)	(10,991)	(47,316)	(122,638)
Currency and ownership adjustments(4)	(76)	22	(897)	(855)	2,306	190	1,333	(643)
Other normalizing adjustments(5)	1,068	237	—	—	(417)	(796)	651	(559)
SHO pro rata SSNOI(6)	$232,704	$284,824	$28,722	$34,578	$37,842	$44,897	$299,268	$364,299
SHO SSNOI growth		22.4%		20.4%		18.6%		21.7%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$1,054,148		$124,992		$171,529		$1,350,669
Average units in service(9)		58,953		5,114		16,416		80,483
SSNOI/unit in USD		$17,881		$24,441		$10,449		$16,782
SSNOI/unit in local currency(4)				£19,871		$14,927
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 11 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SS RevPOR revenues/NOI growth.
(6) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 18 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated April 28, 2025 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is one of the world's preeminent residential wellness and healthcare infrastructure companies. We seek to position our portfolio of 1,500+ seniors and wellness housing communities at the intersection of housing, healthcare, and hospitality, creating vibrant communities for mature renters and older adults in the United States, United Kingdom, and Canada. We also strive to support physicians in our outpatient medical buildings with the critical infrastructure needed to deliver quality care. We believe our real estate portfolio is unmatched, located in highly attractive micro-markets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as a product company in a real estate wrapper, driven by relationships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by our operating platform, the Welltower Business System, we aspire to deliver long-term compounding of per share growth and returns for our existing investors – our North Star. More information is available at www.welltower.com.

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